UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020 (February 19, 2020)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd, Suite 500

The Woodlands, TX 77380

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 19, 2020, the holders (collectively, the “Consenting Majority Unitholders”) of 54.7% of the outstanding common units representing limited partner interests (the “Common Units”) of Summit Midstream Partnership, LP (the “Partnership”) consented in writing to an amendment and restatement of the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan (the “Current Plan” and, as amended and restated, the “A/R Plan”), such consent to be effective 20 calendar days after the date an Information Statement on Schedule 14C (the “Information Statement”) is first sent or given to the holders of our Common Units (“Common Unitholders”). The A/R Plan was approved, subject to Common Unitholder approval, by the board of directors (the “Board”) of Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), following the recommendation of the compensation committee of the Board on January 21, 2020.

The A/R Plan would, among other things, (i) increase the number of Common Units authorized for issuance with respect to awards thereunder and (ii) extend the term of the Current Plan such that the A/R Plan would expire ten years from the effective date thereof. The Current Plan provides for, and the A/R Plan would continue to provide for, the granting, from time to time, of unit-based awards, including Common Units, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards to eligible officers, employees, consultants and members of the Board, in each case of (i) the General Partner, and (ii) the General Partner’s affiliates.

Common Unitholders of record as of February 19, 2020 are entitled to notice of the taking of the action by the Consenting Majority Unitholders. On February 19, 2020, there were a total of 93,613,194 Common Units issued and outstanding. Each Common Unitholder was entitled to one vote for each Common Unit held by such holder. As of February 19, 2020, the Consenting Majority Unitholders were the record owners of an aggregate of 51,234,693 Common Units, representing 54.7% of the then issued and outstanding Common Units. Under the Delaware Revised Uniform Limited Partnership Act and the Third Amended and Restated Agreement of Limited Partnership of the Partnership, the written consent on February 19, 2020 of the Consenting Majority Unitholders, as the holders of a majority of the Partnership’s outstanding Common Units, is sufficient to adopt the A/R Plan.

The Partnership will file the Information Statement with the Securities and Exchange Commission and send or give the Information Statement to its Common Unitholders of record as of February 19, 2020, notifying them of the action taken by written consent on February 19, 2020 by the Consenting Majority Unitholders to approve the A/R Plan. Pursuant to applicable securities regulations, the A/R Plan will become effective no earlier than 20 days from the date the Information Statement is first sent or given to such Common Unitholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	February 25, 2020	/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer

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